UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016 (July 18, 2016)

IMMUNE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A
(Former name or former address, if changed since last report.)

With Copies to:

Richard A. Friedman, Esq.

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2016, Immune Pharmaceuticals Inc. (the “Company”) entered into Amendment No. 1 to the License Option Agreement (the “Amendment”) with Novel Pain Therapeutics, LLC (“NPT”). The Amendment amends that certain License Option Agreement (the “Option Agreement”) between the Company and NPT dated May 15, 2016. Pursuant to the Option Agreement, the Company granted NPT a 60 day option to negotiate a definitive license agreement for the Company’s products AmiKet™ and Amiket™ Nano for the treatment of peripheral neuropathic pain (the “Products”). The Company previously disclosed the terms of the Option Agreement in its Quarterly Report for the quarter ending March 31, 2016 filed with the Securities and Exchange Commission on May 16, 2016.

The Amendment provides that, as a condition for entry into definitive agreements relating to the Products, (i) the Company shall form a new subsidiary (“New Sub”) to own the Products and related intellectual property and assets and (ii) NPT or its designees shall reimburse the Company up to $300,000 for amounts contributed to New Sub in research and development capital. NPT or its designees shall own the same percentage of New Sub as they would have owned of NPT had NPT issued membership interests to the Company and entered into a definitive license agreement with the Company as contemplated by the Option Agreement. The Amendment further provides that NPT or its designees shall invest up to $20 million in New Sub in tranches and on terms to be agreed upon by the parties, subject to entry into satisfactory definitive agreements relating to the ownership of New Sub and royalties related to the Products. The Amendment extends the term of the Option Agreement to September 15, 2016.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as exhibit 10.1 to this Current Report.

Item 8.01.	Other Events.

  On July 19, 2016 the Company issued a press release announcing entry into the Amendment.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to License Option Agreement
99.1	Press Release of Immune Pharmaceuticals Inc., dated July 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Daniel G. Teper
Name:	Daniel G. Teper
Title:	Chief Executive Officer

Date: July 19, 2016